UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 12, 2018

BLUEKNIGHT ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

201 NW 10th, Suite 200 Oklahoma City, Oklahoma	73103
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (405) 278-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Introductory Note

On July 12, 2018, Blueknight Energy Partners, L.P. (the “Partnership”) consummated the previously disclosed transactions contemplated by that certain Asset Purchase Agreement, dated as of June 29, 2018 (the “Purchase Agreement”), among BKEP Materials, L.L.C. (“BKEP Materials”), BKEP Terminalling, L.L.C. (“BKEP Terminalling”), BKEP Asphalt, L.L.C. (“BKEP Asphalt,” together with BKEP Materials and BKEP Terminalling, the “BKEP Sellers”) and Ergon Asphalt & Emulsions, Inc. (“Ergon A&E”).

Item 1.01.	Entry into a Material Definitive Agreement.

Storage, Throughput and Handling Agreement

In connection with the consummation of the Purchase Agreement, on July 12, 2018, BKEP Materials, BKEP Terminalling, BKEP Asphalt, and Ergon A&E entered into the First Amendment to Storage, Throughput and Handling Agreement (the “Amendment”), which amended that certain Storage, Throughput and Handling Agreement, dated October 5, 2016 (the “Storage, Throughput and Handling Agreement”), to reflect the removal of the asphalt terminal located in Memphis, Tennessee from inclusion thereunder.

Ominbus Agreement

In connection with the consummation of the Purchase Agreement, on July 12, 2018, Ergon A&E, the Partnership, Blueknight Energy Partners G.P., L.L.C., the general partner (the “General Partner”) of the Partnership, BKEP Terminalling, BKEP Asphalt and BKEP Materials entered into the Amended and Restated Omnibus Agreement (the “Amended Omnibus Agreement”), which amended and restated that certain Omnibus Agreement, dated as of October 5, 2016 (the “Omnibus Agreement”), pursuant to which, among other things, Ergon A&E granted the BKEP Sellers a right of first refusal with respect to the Terminal Assets (defined below) and the BKEP Sellers granted Ergon A&E a right of first refusal with respect to certain terminal facilities and real property located in Wolcott, KS, Ennis, TX, Chandler, AZ, Mt. Pleasant, TX, Pleasanton, TX, Birmingport, AL, Nashville, TN, Yellow Creek, MS, Las Vegas, NV and Fontana, CA.

Ergon A&E is an affiliate of Ergon, Inc., which indirectly owns (i) 100% of the General Partner and (ii) 27.5% of the limited partnership interests in the Partnership. Accordingly, the Conflicts Committee of the Board of Directors of the General Partner (the “Conflicts Committee”) reviewed and evaluated the Purchase Agreement, the Amendment and the Amended Omnibus Agreement for the purpose of determining whether to grant special approval of the such agreements and the transactions contemplated thereby. The Conflicts Committee retained independent legal and financial advisors to assist in evaluating the terms of such transactions. The Conflicts Committee unanimously granted approval of the Purchase Agreement, the Amendment, the Omnibus Agreement and the transactions contemplated thereby.
The foregoing descriptions of the Amendment and the Amended Omnibus Agreement are not complete and are qualified in their entirety by reference to the full text of the agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K (this “Current Report”), as well as the Storage, Throughput and Handling Agreement, a copy of which is filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on October 5, 2016.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Under the terms of the Purchase Agreement, Ergon A&E paid $88.5 million (the $90.0 million purchase price per the Purchase Agreement reduced by customary closing adjustments, closing costs and the refund of certain pre-paid fees) in cash to the BKEP Sellers for three asphalt terminals comprised of storage tanks, real property, contracts, permits, and other assets and interests (the “Terminal Assets”) located in Lubbock and Saginaw, Texas and Memphis, Tennessee. The purchase price was based on the fair market value of the assets being sold. Unaudited pro forma condensed consolidated information of the Partnership to give effect to the sale contemplated by the Purchase Agreement is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The information set forth under Item 1.01 and the Introductory Note of this Current Report regarding the Purchase Agreement and the transactions contemplated thereby is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits

EXHIBIT NUMBER		DESCRIPTION

2.1	—
Asset Purchase Agreement, dated July 29, 2018, by and between BKEP Materials, L.L.C., BKEP Terminalling, L.L.C., BKEP Asphalt, L.L.C., and Ergon Asphalt & Emulsions, Inc. (incorporated by reference to the Partnership’s Current Report on Form 8-K, filed on June 28, 2018).

10.1*	—
First Amendment to the Storage, Throughput and Handling Agreement, dated July 12, 2018, by and between BKEP Materials, L.L.C., BKEP Terminalling, L.L.C., BKEP Asphalt, L.L.C., and Ergon Asphalt & Emulsions, Inc.

10.2	—
Amended and Restated Omnibus Agreement, dated July 12, 2018, by and between Ergon Asphalt & Emulsions, Inc., Blueknight Energy Partners G.P., L.L.C., Blueknight Energy Partners, L.P., Blueknight Terminalling, L.L.C., BKEP Materials, L.L.C. and BKEP Asphalt, L.L.C.

99.1	—	Unaudited Pro Forma Condensed Consolidated Financial Statements.

*Application has been made to the Securities and Exchange Commission for confidential treatment of certain provisions of this exhibit. Omitted material for which confidential treatment has been requested has been separately filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

		By:	Blueknight Energy Partners G.P., L.L.C
its General Partner

Date:	July 12, 2018	By:	/s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary